Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of AT&T Inc. of our report dated March 3, 2005, relating to the financial statements of Omnipoint Facilities Network II, LLC (not separately included therein), which appears in the Annual Report on Form 10-K of AT&T Inc. for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in this Amendment No. 1 to the Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
May 9, 2006